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                                                                   EXHIBIT 23.2

FOLLMER, RUDZEWICZ & CO., P.C.
CERTIFIED PUBLIC ACCOUNTANTS

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 2 to Registration Statement No. 333-16317 of General Medical Inc. (formerly New GMH, Inc.) of our report dated November 22, 1994 relating to the financial statements of Randolph Medical Inc. and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ Follmer, Rudzewicz & Co., P.C.
                                          -------------------------------

                                          FOLLMER, RUDZEWICZ & CO., P.C.
                                          Southfield, Michigan January 8, 1997